SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2003

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way

New Castle, Delaware 19720

(Address of principal executive offices, including zip code)

(302) 326-5500

(Registrant’s telephone number, including area code)

Page 1 of 4 pages.

Item 9.    DISCLOSURE FURNISHED PURSUANT TO ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2003, Applied Extrusion Technologies, Inc. issued a press release announcing its financial results for its second fiscal quarter ended March 31, 2003. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The press release includes non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. The release presents EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) numbers, which management believes provide investors additional insight into our operating performance and our ability to service our debt and cover capital expenditures, including the company’s compliance with certain covenants included in its Amended and Restated Credit Agreement dated as of January 21, 2003.

Management uses this non-GAAP financial measure to evaluate underlying trends affecting the company’s past performance, future prospects and ability to service its debt. EBITDA should not be viewed as a substitute for or superior to operating profit or other data prepared in accordance with GAAP as measures of our profitability or liquidity. EBITDA is not determined using GAAP. Therefore, such information is not necessarily comparable to similarly titled measures provided by other companies. A table reconciling EBITDA to operating profit, the most directly comparable financial measure, is attached to the press release.

The information in this Form 8-K is furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ BRIAN P. CRESCENZO
Name: Brian P. Crescenzo Title: Vice President Finance, Secretary and Treasurer

Date: May 1, 2003

EXHIBIT INDEX

Exhibit 99.1    Press Release dated April 28, 2003.